Exhibit 99.1

November 6, 2008

NASDAQ OMX ANNOUNCES THIRD QUARTER 2008 RESULTS

-OPERATING INCOME INCREASES 97.0% TO $165.1 MILLION ($83.8 MILLION IN Q307)–

-PHILADELPHIA STOCK EXCHANGE TRANSACTION ACCRETES IN Q308–

-TIMETABLE TO ACHIEVE $100 MILLION OMX EXPENSE SYNERGIES ACCELERATED AGAIN-

New York, N.Y.—The NASDAQ OMX Group, Inc. (“NASDAQ OMX®”; NASDAQ: NDAQ) today reported third quarter 2008 net income of $60.1 million, or $0.28 per diluted share, compared with net income of $365.0 million, or $2.41 per diluted share, in the third quarter of 2007. Included in third quarter 2007 results was a pre-tax gain of $431.4 million associated with NASDAQ’s sale of its share capital of the London Stock Exchange Group plc, which had the impact of increasing diluted earnings per share by $1.95.

For comparison purposes pro forma non-GAAP results are being presented that reflect the financial results of both NASDAQ OMX and the Philadelphia Stock Exchange as if we were a combined company for the periods presented and exclude certain non-operational items. Items excluded from third quarter 2008 results are:

•

A $50.7 million non-cash pre-tax loss primarily related to a forward contract to hedge the Norwegian Krone cash payment for the acquisition of Nord Pool’s clearing, international derivatives and consulting subsidiaries;

•	$8.5 million in pre-tax merger related expenses;

•	A pre-tax non-cash impairment charge of $7.3 million primarily related to intangible assets of our insurance agency business; and

•	$4.2 million in pre-tax expenses associated with workforce reductions and other reserves.

For the third quarter of 2008, net income on a pro forma non-GAAP basis was $109.7 million, or $0.52 per diluted share, an increase of 27.7% when compared to pro forma non-GAAP net income of $85.9 million, or $0.42 per diluted share, for the third quarter of 2007, and an increase of 7.2% when compared to pro forma non-GAAP net income of $102.3 million, or $0.48 per diluted share, for the second quarter of 2008.

The remaining results are presented on a pro forma basis unless otherwise noted.

Total revenues were $1.0 billion in the third quarter of 2008. Revenues less liquidity rebates, brokerage, clearance and exchange fees (“net exchange revenues”) were $410.6 million for the third quarter of 2008, an increase of $26.4 million, or 6.9%, from the third quarter of 2007, and a decrease of $9.7 million, or 2.3%, from the second quarter of 2008.

“During the quarter we continued with our ongoing mission to leverage massive scale against extreme efficiencies, building a global business to be successful in all economic environments,” commented Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “All of the steps taken, including the acquisitions of the Philadelphia Stock Exchange and the Boston Stock Exchange, as well as the launch of NASDAQ OMX Europe, are designed to further diversify our product offerings while utilizing the same efficient platform. In many ways, NASDAQ OMX has never been better positioned to deliver value to our customers and long term returns for our shareholders as we redefine the role of the global exchange company.”

Recent Highlights

•	On October 21, 2008, NASDAQ OMX was added to the S&P 500 index, the most widely watched index of large-cap U.S. stocks.

•

Reached new market share highs in the trading of U.S. equity options contracts. The combined market share of NASDAQ OMX PHLX and The NASDAQ Options Market averaged 17.9% during the third quarter of 2008, up from 15.6% in the third quarter of 2007, while reaching a high of 19.0% during the month of August. Total volume traded grew 54.3% in the third quarter of 2008 when compared to the same period last year.

•

Total cash equity volume matched on NASDAQ in the third quarter of 2008 grew 47.2% from the prior year quarter while matched average daily volume reached a record high of 2.8 billion shares. NASDAQ matched 29.6% of all U.S. traded equity volume in the third quarter of 2008, maintaining its leading position as the largest single pool of liquidity in which to trade U.S.-listed equities. And NASDAQ continued to gain share in NYSE-listed securities, matching 23.3% of volume during the quarter.

•

Launched NASDAQ OMX Europe and recently completed the phased roll-out of trading for approximately 600 listed European equities. NASDAQ OMX also announced its intentions to launch a London listing venue by becoming a Recognized Investment Exchange.

•	Completed the acquisition of the Boston Stock Exchange (BSE). Subject to SEC approval, BSE will be renamed NASDAQ OMX BX and will be used to launch a second U.S. equities market.

•

Became the world leader in cleared power derivatives volumes following the October 21, 2008 acquisition of Nord Pool’s clearing, international derivatives and consulting subsidiaries. NASDSAQ OMX also launched NASDAQ OMX Commodities, which includes Nord Pool’s energy and carbon derivatives products.

•

Announced a binding agreement to acquire a 22% equity stake in the European Multilateral Clearing Facility N.V. (EMCF) from Fortis Bank Nederland (Holding) N.V. (FBN) on October 16, 2008. EMCF is a central counterparty clearing house for European equity trading on exchanges and multilateral trading facilities. NASDAQ OMX’s and FBN’s objective is to reinforce EMCF’s position as the leading cash equity central counter party clearing facility in Europe.

•

NASDAQ OMX attracted 62 new listings in the third quarter of 2008, including 21 new listings and 4 IPOs from China, 3 switches from the New York Stock Exchange and 16 from the American Stock Exchange. Notable switches from the NYSE during the quarter were the CME Group, Inc. (NASDAQ:CME), Seagate Technology (NASDAQ:STX), and Celera Corporation (NASDAQ:CRA). Also, Automatic Data Processing, Inc. switched its listing from NYSE to NASDAQ on October 21, 2008 while retaining its three-character ticker symbol ADP.

•

Board Recruiting, a service of NASDAQ OMX, announced that it created a strategic alliance with leading executive search firm Heidrick & Struggles to provide companies with enhanced services in board recruiting. The new offering will integrate the leadership assessment expertise of Heidrick & Struggles with Board Recruiting’s online matching system to provide clients with a broader array of choices in how they identify and recruit director candidates.

The NASDAQ OMX Group, Inc.	2

“We continue to deliver strong operating results,” said David Warren, NASDAQ OMX’s Chief Financial Officer. “Our integration efforts are moving forward well ahead of schedule. The $100 million in expense synergies resulting from the combination with OMX are now expected to be achieved in the fourth quarter this year, up from the original estimate of year-end 2009, and up from the first quarter of 2009 target that we communicated last quarter. And the integration of the Philadelphia Stock Exchange is far ahead of schedule as the deal accreted to shareholders this quarter.”

Financial Review

Market Services

Market Services net exchange revenues increased to $299.4 million, up 10.2% from the prior year quarter and up 2.3% from the second quarter of 2008.

Transaction Services

Net exchange revenues from Transaction Services were $183.7 million for the third quarter of 2008, an increase of $20.1 million, or 12.3%, when compared to the third quarter of 2007. Net exchange revenues increased $7.4 million, or 4.2%, from the second quarter of 2008.

•	Cash Equity Trading net exchange revenues increased from the prior year quarter and from the second quarter of 2008.

•

Increases when compared to both the prior year quarter and the second quarter of 2008 are due to higher trading volumes for U.S.-listed equities. Volume matched on NASDAQ systems increased to 179.2 billion shares in the third quarter of 2008, up 47.2% from 121.7 billion shares in the third quarter of 2007, and up 31.4% from 136.4 billion shares in the second quarter of 2008.

•

Somewhat offsetting the increases in U.S. cash equity trading are declines in European cash equity trading revenues. The decline in revenue when compared to the third quarter of 2007 is driven by a 34.6% reduction in value traded on the Nordic Markets, offset slightly by a 4.6% increase in trade volume. When compared to the second quarter of 2008, value traded declined 10.0% while trade volume increased 7.9%.

•

Included in U.S. cash equity trading revenues in the third quarter of 2008 are $42.4 million in SEC Section 31 fees, compared with $94.2 million in the third quarter of 2007 and $37.3 million in the second quarter of 2008. Corresponding cost of revenues, reflecting the reimbursement of these fees to the SEC, is included in brokerage, clearance and exchange fees.

•	Derivative Trading net exchange revenues increased from the prior year quarter and from the second quarter of 2008.

•

The increases when compared to prior periods are primarily due to higher trading volumes for U.S. options contracts. Total combined volume traded by NASDAQ OMX PHLX and The NASDAQ Options Market increased 53.5% from the third quarter of 2007 and increased 21.4% from the second quarter 2008.

•

Somewhat offsetting the increases in U.S. options revenues when compared to the second quarter of 2008 are declines in European derivative trading revenues, which are primarily driven by seasonally lower trading volumes for derivative products.

The NASDAQ OMX Group, Inc.	3

Market Data

Market Data revenues were $87.5 million for the third quarter of 2008, up $5.5 million, or 6.7%, when compared to the third quarter of 2007, but down $0.9 million, or 1.0%, from the second quarter of 2008.

•	Net U.S. Tape Plan revenues in the third quarter of 2008 were up $0.7 million, or 1.9%, when compared to the prior year quarter and up $1.9 million, or 5.2%, from the second quarter of 2008.

•

U.S. Tape Plan revenues reflect revenues generated by members of joint industry plans that distribute the national best bid and offer and last sale information for U.S. equities. Plan members, such as The NASDAQ Stock Market, share revenue collected from disseminating this information. The distribution of revenue to each plan member is determined using a formula, required by Regulation NMS, that calculates each participant’s share of trading and quoting activity.

•

Driving U.S. Tape Plan revenues, net of revenue sharing plans, higher in the third quarter of 2008 when compared to the second quarter of 2008 were increases in NASDAQ’s share of trading and quoting activity in NYSE-listed securities. Somewhat offsetting this increase is a decline in NASDAQ’s share of trading and quoting activity in NASDAQ-listed securities.

•

U.S. market data products revenues were $27.1 million in the third quarter of 2008, an increase of $3.9 million, or 16.8%, when compared to the year ago quarter, and up $0.1 million when compared to the second quarter of 2008. U.S. market data products revenues reflect revenue generated from the sale of NASDAQ OMX proprietary data products. Revenue growth when compared to the prior year quarter is driven by the launch of NASDAQ Last Sale, and growth of other proprietary products including TotalView. Revenue growth when compared to the second quarter of 2008 is driven primarily by the launch of NASDAQ Last Sale, offset by declines in demand for certain proprietary products and higher than usual revenue in the second quarter from back-billing of customers.

•

European market data products revenues were $22.3 million in the third quarter of 2008, an increase of $0.9 million when compared to the prior year quarter but a decline of $2.9 million when compared to the second quarter of 2008. The increase from prior year is due primarily to changes in the exchange rate of the Euro as compared to the U.S. dollar. Declines when compared to the second quarter of 2008 are due to changes in the exchange rate of the Euro as compared to the U.S. dollar as well as a decrease in demand for certain European data products.

Issuer Services

During the third quarter of 2008, Issuer Services revenues declined $1.9 million, or 2.2%, to $85.1 million from the third quarter of 2007 and declined $2.5 million, or 2.9%, from the prior quarter.

Listing Services

Listing Services revenues were $72.4 million for the third quarter of 2008, down $2.8 million, or 3.7%, when compared to the third quarter of 2007 and down $4.3 million, or 5.6%, from the second quarter of 2008. Decreases in revenues from prior periods are driven primarily by lower market capitalization values for European listed equities, which in turn resulted in a decline in European listing fees of $2.3 million when compared to the third quarter of 2007 and $3.6 million when compared to the second quarter of 2008.

The NASDAQ OMX Group, Inc.	4

Financial Products

Financial Products revenues were $12.7 million for the third quarter of 2008, up 7.6% when compared to the third quarter of 2007, and up 16.5% when compared to the second quarter of 2008. Driving the increase in revenues is higher license fees associated with NASDAQ-licensed products.

Market Technology

Market Technology revenues were $24.9 million for the third quarter of 2008, equal to revenues recognized in the third quarter of 2007, but down $13.8 million, or 35.7%, when compared to the second quarter of 2008. Revenue declines when compared to the second quarter of 2008 are due to seasonally lower demand for licensed products, technology support and facilities management services.

Operating Expenses

When presented on a pro forma non-GAAP basis, total operating expenses decreased $4.7 million, or 2.1%, to $222.0 million from $226.7 million in the prior year quarter and $30.4 million, or 12.0%, from $252.4 million in the prior quarter. The decrease in expenses was driven primarily by lower compensation expenses, declines in professional and contract services, and reduced general and administrative expenses. Somewhat offsetting these declines are higher marketing and occupancy expenses and spending on new initiatives.

Net Interest Expense

Net interest expense was $19.0 million for the third quarter of 2008, compared with $31.2 million for the third quarter of 2007 and $20.6 million for the second quarter of 2008. The decline in net interest expense is primarily due to lower interest rates.

Earnings Per Share

On a pro forma non-GAAP basis, third quarter 2008 earnings per diluted share were $0.52 versus $0.42 per diluted share in the prior year quarter, and $0.48 in the second quarter of 2008. NASDAQ OMX’s weighted average shares outstanding used to calculate diluted earnings per share were 214.2 million in the third quarter of 2008 versus 212.8 million in the year-ago quarter and 214.4 million in the second quarter of 2008.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. With over 3,900 listed companies, it delivers trading, exchange technology and public company services across six continents. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; the OMX Nordic Exchange, including First North; and the 144A PORTAL Market. The company offers trading across multiple asset classes including equities, derivatives, commodities, structured products and ETFs. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. OMX Nordic Exchange is not a legal entity but describes the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com.

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also

The NASDAQ OMX Group, Inc.	5

discloses certain pro forma non-GAAP results of operations, including net income, diluted earnings per share, and operating expenses that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to pro forma non-GAAP information provided at the end of this release. Management believes that this pro forma non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this pro forma non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, including the launch of NASDAQ OMX BX, (iii) statements about our integrations with OMX, the Philadelphia Stock Exchange and certain subsidiaries of Nord Pool, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts Media Relations:		Contact Investor Relations:

Bethany Sherman	+1.212.401.8714	Vincent Palmiere +1.212.401.8742

Jonas Rodny	+46(8)405.7267

The NASDAQ OMX Group, Inc.	6

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
Revenues
Market Services revenues	$879.3	$694.1	$578.7
Cost of revenues:
Liquidity rebates	(484.3)	(346.8)	(291.2)
Brokerage, clearance and exchange fees	(107.0)	(94.5)	(150.8)

Total cost of revenues	(591.3)	(441.3)	(442.0)

Market services revenues less liquidity rebates, brokerage, clearance and exchange fees	288.0	252.8	136.7
Issuer Services revenues	85.0	87.6	73.2
Market Technology revenues	24.9	38.7	—
Other revenues	1.1	1.1	0.1

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	399.0	380.2	210.0

Operating Expenses
Compensation and benefits	106.0	115.2	52.0
Marketing and advertising	7.1	4.0	4.1
Depreciation and amortization	27.9	22.2	9.7
Professional and contract services	16.8	22.5	6.4
Computer operations and data communications	16.4	17.4	6.6
Occupancy	18.8	16.6	8.2
Regulatory	7.1	7.5	7.7
Merger expenses	8.5	5.7	—
General, administrative and other	25.3	14.3	31.5

Total operating expenses	233.9	225.4	126.2

Operating income	165.1	154.8	83.8

Other income (expense), net
Interest income	9.5	8.0	9.5
Interest expense	(26.0)	(20.9)	(23.4)
Dividend and investment income	1.7	2.9	0.1
Income from unconsolidated investees, net	(0.2)	1.3	—
Gain (loss) on foreign currency contracts	(50.7)	4.9	35.2
Gain on sale of strategic initiative	—	—	431.4

Total other income (expense), net	(65.7)	(3.8)	452.8

Minority interests	(0.2)	(0.8)	—

Income before income taxes	99.2	150.2	536.6
Income tax provision	39.1	48.6	171.6

Net income	$60.1	$101.6	$365.0

Basic and diluted earnings per share:
Basic	$0.30	$0.51	$3.23

Diluted	$0.28	$0.48	$2.41

Weighted-average common shares outstanding for earnings per share:
Basic	200.0	199.7	113.2
Diluted	214.2	214.4	152.3

The NASDAQ OMX Group, Inc.

Quarterly Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$643.6	$495.0	$491.3
Cost of revenues:
Liquidity rebates	(471.2)	(345.2)	(291.2)
Brokerage, clearance and exchange fees	(106.2)	(94.5)	(150.8)

Total U.S. cash equity cost of revenues	(577.4)	(439.7)	(442.0)

Net U.S. cash equity trading revenues	66.2	55.3	49.3
European cash equity trading	33.6	38.0	—

Total cash equity trading revenues	99.8	93.3	49.3

Derivative Trading Revenues:
U.S. derivative trading	43.2	2.4	—
Cost of revenues:
Liquidity rebates	(13.1)	(1.6)	—
Brokerage, clearance and exchange fees	(0.8)	—	—

Total U.S. derivative cost of revenues	(13.9)	(1.6)	—

Net U.S. derivative trading revenues	29.3	0.8	—
European derivative trading	16.3	19.8	—

Total derivative trading revenues	45.6	20.6	—
Access Services revenues	26.9	22.6	19.1

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	172.3	136.5	68.4

Market Data
Net U.S. tape revenue plans	38.1	36.2	37.3
U.S. market data products	27.1	27.0	23.2
European market data products	22.3	25.2	—

Total Market Data revenues	87.5	88.4	60.5

Broker Services	12.9	12.0	—

Other Market Services	15.3	15.9	7.8

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	288.0	252.8	136.7

ISSUER SERVICES
Listing Services:
Annual renewal fees	30.7	30.5	31.6
Listing of additional shares fees	9.9	10.2	10.4
Initial listing fees	5.4	5.6	5.6

Total U.S. listing fees	46.0	46.3	47.6
European listing fees	11.4	15.0	—
Corporate services	15.0	15.4	13.9

Total Listing Services	72.4	76.7	61.5
Financial Products	12.6	10.9	11.7

Total Issuer Services revenues	85.0	87.6	73.2

MARKET TECHNOLOGY
License, support and project revenues	15.6	26.8	—
Facility management services	7.1	9.5	—
Other revenues	2.2	2.4	—

Total Market Technology revenues	24.9	38.7	—

Other	1.1	1.1	0.1

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$399.0	$380.2	$210.0

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$737.9	$1,325.3
Financial investments, at fair value	194.1	—
Receivables, net	375.6	249.5
Deferred tax assets	36.6	10.8
Market value, outstanding derivative positions	761.7	—
Other current assets	215.0	96.4

Total current assets	2,320.9	1,682.0
Property and equipment, net	192.8	64.5
Non-current deferred tax assets	191.9	63.3
Goodwill	4,681.8	980.7
Intangible assets, net	2,407.2	181.6
Other assets	424.0	7.3

Total assets	$10,218.6	$2,979.4

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$287.8	$115.1
Section 31 fees payable to SEC	14.4	103.6
Accrued personnel costs	132.7	64.6
Deferred revenue	124.2	60.5
Other accrued liabilities	202.9	58.6
Deferred tax liabilities	31.3	8.8
Market value, outstanding derivative positions	761.7	—
Current portion of debt obligations	206.2	—

Total current liabilities	1,761.2	411.2
Debt obligations	2,349.9	118.4
Non-current deferred tax liabilities	1,020.4	91.8
Non-current deferred revenue	125.2	94.0
Other liabilities	203.5	55.7

Total liabilities	5,460.2	771.1

Minority interests	3.8	—

Stockholders’ equity
Common stock	2.0	1.4
Preferred stock	—	—
Additional paid-in capital	3,488.9	1,189.2
Common stock in treasury, at cost	(13.1)	(8.0)
Accumulated other comprehensive income (loss)	(36.7)	(4.7)
Retained earnings	1,313.5	1,030.4

Total stockholders’ equity	4,754.6	2,208.3

Total liabilities, minority interests and stockholders’ equity	$10,218.6	$2,979.4

The NASDAQ OMX Group, Inc.

Pro Forma Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	Sep 30, 2008	June 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	June 30, 2007	Mar 31, 2007
Revenues
Market Services revenues	$892.2	$737.7	$841.6	$735.6	$716.4	$612.6	$622.4
Cost of revenues:
Liquidity rebates	(485.7)	(350.2)	(388.0)	(297.4)	(293.2)	(239.2)	(226.0)
Brokerage, clearance and exchange fees	(107.1)	(94.8)	(152.3)	(158.3)	(151.4)	(121.5)	(145.0)

Total cost of revenues	(592.8)	(445.0)	(540.3)	(455.7)	(444.6)	(360.7)	(371.0)

Market services revenues less liquidity rebates, brokerage, clearance and exchange fees	299.4	292.7	301.3	279.9	271.8	251.9	251.4
Issuer Services revenues	85.1	87.6	86.3	92.3	87.0	85.6	79.7
Market Technology revenues	24.9	38.7	31.1	37.0	24.9	28.5	28.6
Other revenues	1.2	1.3	0.4	0.4	0.5	0.6	0.6

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	410.6	420.3	419.1	409.6	384.2	366.6	360.3

Expenses
Compensation and benefits	110.0	129.4	122.2	125.4	113.3	110.0	98.0
Marketing and advertising	7.1	4.0	3.8	11.9	5.6	6.7	6.9
Depreciation and amortization	29.5	28.3	30.7	30.4	29.8	30.0	29.8
Professional and contract services	17.3	26.9	26.3	25.5	18.6	25.9	24.1
Computer operations and data communications	17.4	20.3	19.0	19.3	17.0	19.4	20.3
Occupancy	19.2	18.0	17.9	18.5	17.2	17.7	16.0
Regulatory	7.1	7.5	7.5	7.4	7.7	7.1	6.7
Merger expenses	8.5	5.7	1.4	—	—	—	—
General, administrative and other	25.9	18.0	20.9	23.9	38.1	17.5	33.5

Total operating expenses	242.0	258.1	249.7	262.3	247.3	234.3	235.3

Operating income	168.6	162.2	169.4	147.3	136.9	132.3	125.0

Interest income	9.6	8.2	5.2	9.0	9.8	11.8	8.7
Interest expense	(28.6)	(28.8)	(30.6)	(38.3)	(41.0)	(40.9)	(41.0)
Dividend and investment income	1.8	3.1	1.8	0.1	0.3	2.7	0.1
Income (loss) from unconsolidated investees, net	(0.2)	1.3	(0.3)	(0.2)	(0.9)	0.5	(0.3)
Gain (loss) on foreign currency contracts	(50.7)	4.9	35.3	18.2	35.2	(1.7)	—
Capital gains from shares in equity investments	—	—	—	0.5	—	14.7	—

Total other income (expense), net	(68.1)	(11.3)	11.4	(10.7)	3.4	(12.9)	(32.5)

Minority interests	(0.2)	(0.8)	(0.2)	(0.2)	(0.4)	(0.3)	—

Income before income taxes	100.3	150.1	180.6	136.4	139.9	119.1	92.5
Income tax provision	39.8	48.0	64.8	43.6	45.2	34.9	28.0

Net income	$60.5	$102.1	$115.8	$92.8	$94.7	$84.2	$64.5

Basic and diluted earnings per share:
Basic	$0.30	$0.51	$0.58	$0.50	$0.55	$0.49	$0.37

Diluted	$0.29	$0.48	$0.54	$0.44	$0.46	$0.41	$0.32

Weighted-average common shares outstanding for earnings per share:
Basic	200.0	199.7	199.6	186.3	173.7	173.3	173.0
Diluted	214.2	214.4	214.8	214.5	212.8	212.5	212.4

The NASDAQ OMX Group, Inc.

Pro Forma Quarterly Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	Sept 30, 2008	Jun 30, 2008	Mar 31, 2008	Dec 31, 2007	Sep 30, 2007	Jun 30, 2007	Mar 31, 2007
MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$643.8	$495.9	$598.8	$502.3	$492.3	$404.3	$411.6
Cost of revenues:
Liquidity rebates	(471.2)	(345.2)	(384.8)	(295.1)	(291.2)	(238.3)	(225.2)
Brokerage, clearance and exchange fees	(106.2)	(94.8)	(152.2)	(158.2)	(151.3)	(121.5)	(145.0)

Total U.S. cash equity cost of revenues	(577.4)	(440.0)	(537.0)	(453.3)	(442.5)	(359.8)	(370.2)

Net U.S. cash equity trading revenues	66.4	55.9	61.8	49.0	49.8	44.5	41.4
European cash equity trading	33.6	38.0	43.6	45.6	44.5	40.7	43.2

Total cash equity trading revenues	100.0	93.9	105.4	94.6	94.3	85.2	84.6

Derivative Trading Revenues:
U.S. derivative trading	54.7	40.4	36.2	35.5	31.7	25.6	21.7
Cost of revenues:
Liquidity rebates	(14.5)	(5.0)	(3.2)	(2.3)	(2.0)	(0.9)	(0.8)
Brokerage, clearance and exchange fees	(0.9)	—	(0.1)	(0.1)	(0.1)	—	—

Total U.S. derivative cost of revenues	(15.4)	(5.0)	(3.3)	(2.4)	(2.1)	(0.9)	(0.8)

Net U.S. derivative trading revenues	39.3	35.4	32.9	33.1	29.6	24.7	20.9
European derivative trading revenues	16.3	19.8	24.0	17.2	16.0	16.7	21.5

Total derivative trading revenues	55.6	55.2	56.9	50.3	45.6	41.4	42.4

Access Services revenues	28.1	27.2	26.6	24.7	23.7	23.6	22.9

Total Transaction Services revenues less liquidity rebates, brokerage, clearance and exchange fees	183.7	176.3	188.9	169.6	163.6	150.2	149.9

Market Data
Net U.S. tape revenue plans	38.1	36.2	34.8	37.4	37.4	36.4	38.8
U.S. market data products	27.1	27.0	25.3	24.7	23.2	21.5	20.2
European market data products	22.3	25.2	23.7	22.4	21.4	20.0	18.9

Total Market Data revenues	87.5	88.4	83.8	84.5	82.0	77.9	77.9

Broker Services	12.9	12.0	13.9	14.3	13.1	11.6	12.0

Other Market Services	15.3	16.0	14.7	11.5	13.1	12.2	11.6

Total Market Services revenues less liquidity rebates, brokerage, clearance and exchange fees	299.4	292.7	301.3	279.9	271.8	251.9	251.4

ISSUER SERVICES
Listing Services:
Annual renewal fees	30.7	30.5	30.3	32.2	31.6	31.1	30.7
Listing of additional shares fees	9.9	10.2	10.4	10.4	10.4	10.1	9.7
Initial listing fees	5.4	5.6	5.8	5.7	5.6	5.5	5.4

Total U.S. listing fees	46.0	46.3	46.5	48.3	47.6	46.7	45.8
European listing fees	11.4	15.0	14.7	18.6	13.7	14.8	13.2
Corporate services	15.0	15.4	13.5	13.7	13.9	13.2	11.7

Total Listing Services	72.4	76.7	74.7	80.6	75.2	74.7	70.7

Financial Products	12.7	10.9	11.6	11.7	11.8	10.9	9.0

Total Issuer Services revenues	85.1	87.6	86.3	92.3	87.0	85.6	79.7

MARKET TECHNOLOGY
License, support and project revenues	15.6	26.8	20.8	20.9	14.3	18.2	18.8
Facility management services	7.1	9.5	7.7	8.9	8.0	8.2	6.1
Other revenues	2.2	2.4	2.6	7.2	2.6	2.1	3.7

Total Market Technology revenues	24.9	38.7	31.1	37.0	24.9	28.5	28.6

Other	1.2	1.3	0.4	0.4	0.5	0.6	0.6

Total revenues less liquidity rebates, brokerage, clearance and exchange fees	$410.6	$420.3	$419.1	$409.6	$384.2	$366.6	$360.3

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP to Pro Forma Non-GAAP Earnings and

Reconciliation of GAAP to Pro Forma Non-GAAP Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
GAAP Net Income:	$60.1	$101.6	$365.0

Pro Forma Adjustments:
OMX results	—	—	25.2
PHLX results	2.5	6.8	3.6
Amortization of intangibles	(0.5)	(1.5)	(3.7)
Interest expense, net adjustments	(1.6)	(4.8)	(8.2)
General, administrative and other	—	—	3.5
Professional and contract services	—	—	6.9
Gain on sale of strategic initiative	—	—	(297.6)

Total Adjustments	0.4	0.5	(270.3)

Pro Forma Net Income	$60.5	$102.1	$94.7

Other Adjustments:
Tax sharing payment	—	—	11.8
Other reserves	1.6	—	—
Workforce reductions	1.2	—	0.7
Merger expenses	5.5	3.7	—
Impairment charge	4.4	—	—
(Gain) loss on foreign currency contracts	36.5	(3.5)	(21.3)

Total Adjustments	49.2	0.2	(8.8)

Pro Forma Non-GAAP Net Income	$109.7	$102.3	$85.9

GAAP Earnings per Common Share:
Diluted Earnings per Common Share	$0.28	$0.48	$2.41
Pro Forma Adjustments:
Total Adj. from GAAP Net Income Above:	0.01	—	(1.95)

Pro Forma Diluted Earnings per Common Share	0.29	0.48	0.46

Total Adj. from Pro Forma Net Income Above:	0.23	—	(0.04)

Pro Forma Non-GAAP Diluted Earnings per Common Share	$0.52	$0.48	$0.42

	Three Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007
GAAP Operating Expenses:	$233.9	$225.4	$126.2
Pro Forma Adjustments:
OMX operating expenses	—	—	101.7
PHLX operating expenses	7.2	30.0	27.8
Amortization of intangibles	0.9	2.7	7.0
Professional and contract services	—	—	(9.6)
General, administrative and other	—	—	(5.8)

Total Adjustments	8.1	32.7	121.1

Pro Forma Operating Expenses	$242.0	$258.1	$247.3

Other Adjustments:
Tax sharing payment	—	—	(19.5)
Other reserves	(2.2)	—	—
Workforce reductions	(2.0)	—	(1.1)
Merger expenses	(8.5)	(5.7)	—
Impairment charge	(7.3)	—	—

Total Adjustments	(20.0)	(5.7)	(20.6)

Pro Forma Non-GAAP Operating Expenses	$222.0	$252.4	$226.7

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	3Q’08	2Q’08	1Q’08	4Q’07	3Q’07
Key Drivers
Market Services
Cash Equity Trading
Average daily share volume in NASDAQ securities (mn)	2,264	2,108	2,451	2,187	2,181

Matched market share in NASDAQ securities (a)	41.0%	42.0%	46.8%	45.6%	47.3%

Market share reported to the FINRA/NASDAQ Trade Reporting Facility in NASDAQ securities (b)	21.3%	23.1%	20.7%	23.0%	23.2%

Total market share in NASDAQ securities (c)	62.3%	65.1%	67.5%	68.6%	70.5%

Matched market share in NYSE securities (a)	23.3%	22.1%	21.1%	18.8%	18.0%

Market share reported to the FINRA/NASDAQ Trade Reporting Facility in NYSE securities (b)	18.7%	19.2%	16.6%	18.1%	17.0%

Total market share in NYSE securities (c)	42.0%	41.3%	37.7%	36.9%	35.0%

Matched market share in Amex and regional securities (a)	35.3%	34.3%	36.2%	35.2%	34.2%

Market share reported to the FINRA/NASDAQ Trade Reporting Facility in Amex and regional securities (b)	14.6%	17.0%	16.1%	17.7%	18.2%

Total market share in Amex and regional securities (c)	49.9%	51.3%	52.3%	52.9%	52.4%

Matched share volume in all U.S.-listed equities (bn)	179.2	136.4	153.7	123.4	121.7

Matched market share in all U.S.-listed equities (a)	29.6%	29.6%	31.0%	29.7%	29.5%

Average daily number of equity trades on the Nordic Exchange	196,671	194,006	216,618	—	—

Average daily value of shares trades on the Nordic Exchange (mn)	$4,638	$6,089	$6,843	—	—

Derivative Trading

Average daily volume of U.S. equity contracts traded on NOM and PHLX (mn)	2.6	0.1	—	—	—

PHLX matched market share of U.S. equities options	16.6%	—	—	—	—

NASDAQ Options Market matched market share of U.S. equities options	1.3%	0.7%	—	—	—

Average daily volume of equity and fixed-income contracts traded on the Nordic Exchange	391,049	435,601	575,225	—	—

Average daily volume of Nordic equity contracts traded on EDX London	169,604	150,891	163,766	—	—

Average daily volume of Finnish option contracts traded on Eurex (d)	72,993	74,108	77,769	—	—

Issuer Services

Initial public offerings
NASDAQ	2	3	7	37	22
OMX	3	9	2	—	—
New listings
NASDAQ (e)	58	42	48	90	56
OMX	4	12	2	—	—
Number of listed companies
NASDAQ (f)	3,062	3,080	3,115	3,135	3,134
OMX (g)	841	847	849	—	—

Market Technology

Order intake (mn) (h)	$62.0	$78.5	$46.7	—	—
Total order value (mn) (i)	$465.0	$435.0	$391.4	—	—

(a)	Transactions executed on NASDAQ’s systems.
(b)	Transactions reported to the FINRA/NASDAQ TRF.
(c)	Transactions executed on NASDAQ’s systems plus trades reported to NASDAQ through the FINRA/NASDAQ TRF.
(d)	Options of OMX-listed companies traded on Eurex.
(e)	New listings include initial public offerings, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(f)	Includes separately listed ETFs.
(g)	Number of listed companies at OMX represents companies listed on the Nordic Exchange and companies on its alternative market, First North.
(h)	Total contract value of orders signed for period.
(i)	Represents total contract value of orders signed that are yet to be recognized as revenue.

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